Exhibit 5.2

44th Floor 1 First Canadian Place Toronto Canada M5X 1B1	Tel 416 863 0900 Fax 416 863 0871 www.dwpv.com

May 30, 2008

Barrick Gold Corporation	Barrick North America Finance LLC/
Brookfield Place, Canada Trust Tower	Barrick Gold Financeco LLC
161 Bay Street, Suite 3700	136 East South Temple
Toronto, Ontario	Suite 1800
M5J 2S1	Salt Lake City
Utah 84111-1135

Dear Sirs/Mesdames:

Re:	Registration Statement on Form F-9 and Form F-3 for Barrick Gold Corporation/ Barrick North America Finance LLC/Barrick Gold Financeco LLC

We have acted as Canadian counsel to Barrick Gold Corporation, Barrick North America Finance LLC and Barrick Gold Financeco LLC (the “Registrants”) in connection with the registration statement on Form F-9 and Form F-3 (the “Registration Statement”) being filed today by the Registrants with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended.

We acknowledge that we are referred to under the headings “Description of Debt Securities and The Guarantees—Enforceability of Judgments” and “Legal Matters” in the prospectus forming a part of the Registration Statement and we hereby consent to such use of our name in the Registration Statement.

Yours very truly,

/s/    Davies Ward Phillips & Vineberg LLP